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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 6, 1998, accompanying the financial statements of Town & Country Electric Inc. contained in Form S-4 for Group Maintenance America Corp. We consent to the use of the aforementioned reports in this Form S-4. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-4.

/s/ Grant Thornton LLP

Grant Thornton LLP
Appleton, Wisconsin
December 23, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 12, 1998, accompanying the financial statements of Garfield Electric Company contained in the Registration Statement on Form S-4 for Group Maintenance America Corp. We consent to the use of the aforementioned reports in the Registration Statement on this Form S-4. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-4.

/s/ Grant Thornton LLP

Grant Thornton LLP
Cincinnati, Ohio
December 23, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 12, 1998, accompanying the financial statements of Indecon, Inc. contained in the Registration Statement on Form S-4 for Group Maintenance America Corp. We consent to the use of the aforementioned reports in the Registration Statement on this Form S-4. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-4.

/s/ Grant Thornton LLP

Grant Thornton LLP
Cincinnati, Ohio
December 23, 1999